UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2009

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 4, 2009, the board of directors of Red Robin Gourmet Burgers, Inc. (the “Company”) amended the Company’s Employee Stock Purchase Plan to, among other things, extend the term of the plan by five years, so that the new expiration date is December 31, 2017, and, effective for offering periods commencing on January 1, 2010, eliminate the individual share limit of 414 shares per offering period and the maximum annual contribution limit of $12,000.

The foregoing description of the amendment is qualified in its entirety by reference to First Amendment to Red Robin Gourmet Burgers, Inc. Employee Stock Purchase Plan filed as Exhibit 10.1 hereto, which exhibit is incorporated by reference herein.

Item 8.01               Other Events

The Company has entered into a commercial contract with a privately-held entity in which Edward T. Harvey, a member of the Company’s board of directors, directly or indirectly will own approximately 2% of its outstanding ownership interests.  That entity monitors social networking and other online sources for content related to businesses, such as consumer opinions on both the Company and the restaurant industry, and provides the content and analysis to its clients for a variety of uses, such as marketing or research and development.   The Company researched a number of businesses that provide similar services prior to making its selection, which the Company believes most closely meets its needs.

Mr. Harvey will be a passive owner and does not serve on the board of directors or as an officer of such company.  The contract is for an approximate 8 month term expiring December 31, 2009 unless renewed by the parties.  The amount that the Company expects to pay under this current contract is $5,000 per month for approximately $40,000.  Any subsequent renewal may be subject to other terms to be negotiated.

Given Mr. Harvey’s ownership in such company, the Audit Committee of the board of directors (with Mr. Harvey abstaining) reviewed the proposed transaction in accordance with the Company’s Code of Ethics. On August 4, 2009, the Board of Directors (with Mr. Harvey abstaining) approved a waiver for Mr. Harvey under Section II. A of the Code, “Conflicts of Interest, Financial Interests,” of the limitations on his ownership interest in “an entity that is a vendor, supplier, contractor or competitor of the Company.”  A copy of the Company’s Code of Ethics may be found on its website at www.redrobin.com in the Investors section.

Item 9.01                     Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
10.1	First Amendment to Red Robin Gourmet Burgers, Inc. Employee Stock Purchase Plan dated as of August 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2009

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name:	Annita M. Menogan
Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Red Robin Gourmet Burgers, Inc. Employee Stock Purchase Plan dated as of August 4, 2009.